Exhibit 25

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                         _______________


                            FORM T-1
               STATEMENT OF ELIGIBILITY UNDER THE
    TRUST INDENTURE ACT OF 1939, AS AMENDED, OF A CORPORATION
                  DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
           OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         _______________


               THE FIRST NATIONAL BANK OF CHICAGO
       (Exact name of trustee as specified in its charter)

A National Banking Association                           36-
0899825
                                                         (I.R.S.
employer

identification no.)


One First National Plaza, Chicago, Illinois               60670-
0126
(Address of principal executive offices)                  (zip
code)


               The First National Bank of Chicago
              One First National Plaza, Suite 0286
                  Chicago, Illinois 60670-0286
     Attn.: Lynn A. Goldstein, Law Department (312) 732-6919
    (Name, address and telephone number of agent for service)

                  _____________________________


                     GTE NORTH INCORPORATED
       (Exact name of obligor as specified in its charter)

Wisconsin                                                 35-
1869961
(State or other jurisdiction of                           (I.R.S.
employer
incorporation or organization)
identification no.)

600 Hidden Ridge
Irving, Texas                                   75038
(Address of principal executive offices)                  (zip
code)


DAVID S. KAUFFMAN, ESQ.                            CHARLES J.
SOMES, ESQ.
GTE Service Corporation                            GTE North
Incorporated
One Stamford Forum                                 600 Hidden
Ridge
Stamford, Connecticut 06904                        Irving, Texas
75038
(203) 965-2986                                     (214) 718-5600
  (Names, addresses and telephone numbers of agents for service)

           __________________________________________

                           DEBENTURES
               (Title of the Indenture Securities)


________________________________________________________________
                               -2-

1. General information.

   Furnish the following information as to the trustee:

   (a) Name and address of each examining or supervising authority to which it is subject.

       Comptroller of the Currency
       Washington, D.C.

       Federal Deposit Insurance Corporation
       Washington, D.C.

       The Board of Governors of the Federal Reserve System
       Washington, D.C.

   (b) Whether it is authorized to exercise corporate trust powers.

       The trustee is authorized to exercise corporate trust powers.

2. Affiliations with obligor and underwriters.

     If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

       No such affiliation exists with the trustee.

Item 3 through Item 15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.


16. List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

Exhibit 1 -    A copy of the Articles of Association of the
          Trustee now in effect.*

Exhibit 2 -    A copy of the Certificates of Authority of the
          Trustee to commence business.*

Exhibit 3 -    A copy of the Authorization of the Trustee to
          exercise corporate trust powers.*

Exhibit 4 -    A copy of the existing By-laws of the Trustee.*

Exhibit 5 -    Not applicable.

Exhibit 6 -    The Consent of the Trustee required by Section
          321(b) of the Act.

Exhibit 7 -    A copy of the latest Report of Condition of the
          Trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -    Not applicable.

Exhibit 9 -    Not applicable.

                            SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, County of Cook and State of Illinois, on the 25th day of March, 1996.


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By:   R. D. MANELLA

                                    R. D. Manella
                                    Vice President





*Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 of the Registration Statement on Form S-3 of the CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                            EXHIBIT 6


      THE CONSENT OF THE TRUSTEE REQUIRED BY SECTION 321(b)
         OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED

                         March 25, 1996


Securities and Exchange Commission
Washington, DC  20549

Gentlemen:

   In connection with the qualification of an indenture between GTE North Incorporated and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                              Very truly yours,


                              THE FIRST NATIONAL BANK OF CHICAGO


                              By  R. D. MANELLA
                               _________________
                                 R. D. Manella
                                 Vice President

                      EXHIBIT 7 TO FORM T-1

Legal Title of Bank:                      The First National Bank
of Chicago     Call Date: 12/31/95
Address:       One First National Plaza, Suite 0286    ST-BK: 17-
1630 FFIEC 031
City, State, Zip:   Chicago, IL 60670-0460
FDIC Certificate No.:    0/3/6/1/8


Consolidated Report Of Condition For Insured Commercial
And State-Chartered Savings Banks For December 31, 1995

Schedule RC-Balance Sheet

                                         Dollar Amounts    Dollar
Amounts
                                         in Thousands  in
Thousands

ASSETS
1.   Cash and balances due from depository institutions
  (from Schedule RC-A):
  a. Noninterest-bearing balances and currency and coin(1).$4
,003,995
  b. Interest-bearing balances(2)..........................9,
240,284
2. Securities
  a. Held-to-maturity securities (from Schedule
    RC-B, column A).......................................  0
  b. Available-for-sale securities (from Schedule
    RC-B, column D).......................................827,134
3. Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  a. Federal funds sold....................................3,
287,844
  b. Securities purchased under agreements to resell.......61
2,400
4. Loans and lease financing receivables:
  a.     Loans and leases, net of unearned income (from
    Schedule RC-C)........................................16,
463,126
  b.    LESS: Allowance for loan and lease losses.............
353,777
  c.LESS: Allocated transfer risk
reserve.................0
  d.Loans and leases, net of unearned income, allowance,
    and reserve (item 4.a minus 4.b and 4.c)..............
16,109,349
5.  Assets held in trading accounts..........................
12,379,396
6.  Premises and fixed assets (including capitalized leases).
591,753
7.  Other real estate owned (from Schedule RC-M).............
8,796
8.  Investments in unconsolidated subsidiaries and
  associated companies (from Schedule RC-M)................
40,560
9.  Customers' liability to this bank on acceptances
  outstanding..............................................
524,918
10. Intangible assets (from Schedule RC-M). .................
101,011
11.Other assets (from Schedule
RC-F)........................1,633,056


12.Total assets (sum of items 1 through
11).................$49,360,496




(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held in trading accounts.






                               -6-

Schedule RC-Continued
                                         Dollar Amounts
Dollar Amounts
                                         in Thousands in
Thousands
LIABILITIES
13.                                     Deposits:
  a.In domestic offices (sum of totals of columns A
    and C from Schedule RC-E, part 1).....................
$15,174,243
    (1) Noninterest-bearing(1)............................6,2
17,164
    (2) Interest-bearing..................................8,9
57,079
  b.       In foreign offices, Edge and Agreement
    subsidiaries, and IBFs(from Schedule RC-E, part II)
14,435,503
    (1) Noninterest-bearing(1)............................625,206
    (2) Interest-bearing..................................13,
810,297
14. Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
  a.Federal funds
purchased...............................2,449,282
  b.Securities sold under agreements to repurchase........
880,215
15. a. Demand notes issued to the U.S. Treasury..............
93,942
  b. Trading Liabilities...................................
7,523,265
16. Other borrowed money:
  a. With original maturity of one year or less............
1,897,370
  b. With original maturity of more than one year..........
383,807
17. Mortgage indebtedness and obligations under
  capitalized leases.......................................
280,522
18. Bank's liability on acceptances executed and
  outstanding..............................................
524,918
19. Subordinated notes and debentures........................
1,225,000
20. Other liabilities (from Schedule RC-G)...................
1,444,364
21. Total liabilities (sum of items 13 through 20)...........
46,312,431
22. Limited-Life preferred stock and related surplus.........
0
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus............
0
24. Common stock.............................................
200,858
25. Surplus (exclude all surplus related to preferred stock)
2,320,126
26. a. Undivided profits and capital reserves................
519,849
  b. Net unrealized holding gains (losses) on available-
    for-sale securities...................................
7,315
27. Cumulative foreign currency translation adjustments......
(83)
28. Total equity capital (sum of items 23 through 27)........
3,048,065

29. Total liabilities, limited-life preferred stock,
  and equity capital (sum of items 21, 22 and 28)..........
$49,360,496


Memorandum
To be reported only with the March Report of Condition. 1.Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external Number auditors as of any date during 1993..........................
  RCFD 6724 N/A     M.I.

1 =    Independent audit of the bank conducted in accordance
  with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work



(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


96N:S-3:59